Exhibit (h)(2)

                            ADMINISTRATION AGREEMENT


         AGREEMENT made as of September 1, 2001 by and between The Glenmede Portfolios, a business trust organized under the laws of the State of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto; and

         WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

                  (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

                  (b) The Fund's incorporating documents filed with the State of Maryland and all amendments thereto (the "Articles");

                  (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

                  (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements, if applicable (collectively, the "Agreements");

                  (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

                  (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

                  (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

                  The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

         3. Duties of Administrator. Subject to the supervision and direction of the Board of Trustees of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The


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Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties.

                  In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Prospectus and Statement of Additional Information, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

         4.       Duties of the Fund.

                  (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

                  (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

         5.       Fees and Expenses.

                  (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund pay to the Bank fees as may be agreed to from time to time in writing between the parties. Such fees do not include certain reasonable out-of-pocket disbursements or other certain reasonable expenses of the Bank as may be agreed to in writing between the parties and for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

                  (b) The Bank shall not be required to pay any expenses incurred by the Fund.

         6.       Limitation of Liability.

                  (a) The Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; or (ii) arising out of the offer or sale of any securities of the Fund in violation of
(x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; provided that neither the Bank nor its directors, officers, employees and agents shall be relieved from any liability or indemnified against any liability to the Fund arising out of willful misfeasance, bad faith or negligence of the Bank in the performance of any of its obligations or duties under this Agreement or by reason of its reckless disregard thereof.



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                  (b) The Bank may apply to the Fund at any time for
instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

                  (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes, except resulting from the Bank's own negligence.

                  (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank or the Fund be liable to each other for special, incidental or consequential damages, even if advised of the possibility of such damages.

         7.       Termination of Agreement.

                  (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                  If a majority of the non-interested members of the Board of Trustees of the Fund reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within sixty (60) days thereafter, cure the identified deficiencies to the satisfaction of the Board of Trustees of the Fund, the Fund, with the authorization of the Board of Trustees of the Fund may terminate this Agreement.

                  Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

                  (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

         8.       Miscellaneous.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.


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                  To the Fund:

                           The Glenmede Portfolios
                           c/o Glenmede Advisers, Inc.
                           One Liberty Place
                           1650 Market Street, Suite 1200
                           Philadelphia, PA 19103
                           Attention: Mary Ann B. Wirts, President
                           With a copy to:  Kimberly C. Osborne


                  To the Bank:

                           Investors Bank & Trust Company
                           200 Clarendon Street, P.O. Box 9130
                           Boston, MA  02117-9130
                           Attention: Paula Lordi, Director, Client Management With a copy to: Andrew S. Josef, General Counsel

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

                  (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (f) The Bank shall keep records relating to the services to be performed hereunder. Such records may be inspected by the Fund during regular business hours upon reasonable notice. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered to the Fund on and in accordance with its request.

                  (g) The names "The Glenmede Portfolios" and "Board of Trustees of The Glenmede Portfolios" refer respectively to the Fund created and the Trustees, as trustees but not individually or personally, acting from time to time under a Master Trust Agreement dated March 3, 1992, which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "The Glenmede Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Fund personally, but bind only the Property of the Fund, and all persons dealing with any class of shares of the Fund must look solely to the Property of the Fund belonging to such class for the enforcement of any claims against the Fund.

         9. Confidentiality. All books, records, non-public information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying


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out of this Agreement shall remain confidential, and shall not be disclosed without the consent of the other party, except as may be required in the performance of duties hereunder or as otherwise required by applicable law or at the request of a governmental agency or self-regulatory organization. In addition, the parties further agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

         10. Use of Name. The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the SEC or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

         11. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.



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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                                THE GLENMEDE PORTFOLIOS


                                                By: /s/Mary Ann B. Wirts
                                                    ------------------------
                                                Name:  Mary Ann B. Wirts
                                                Title: President


                                                INVESTORS BANK & TRUST COMPANY


                                                By: /s/Andrew M. Nesvet
                                                    ------------------------
                                                Name: Andrew M. Nesvet
                                                Title: Senior Director








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                                   Appendices


Appendix A.........................................................  Portfolios

Appendix B.........................................................  Services

                                   APPENDIX A


         Portfolios of The Glenmede Portfolios:

                           Muni Intermediate Porfolio
                           New Jersey Muni Portfolio